Exhibit (d)(2)
THESE SHARES ARE SUBJECT TO CERTAIN RESTRICTIONS SET FORTH ON THE REVERSE HEREOF

Number MRP-«Number»	«Shares» Series A Mandatory Redeemable Preferred Shares PPN 48660P 2#0
KAYNE ANDERSON ENERGY TOTAL RETURN FUND, INC.
a Maryland Corporation
3,600,000 Series A Mandatory Redeemable Preferred Shares
     THIS CERTIFIES THAT: «Name» is the registered holder of «Sharesspelled» («Shares») Series A Mandatory Redeemable Preferred Shares of KAYNE ANDERSON ENERGY TOTAL RETURN FUND, INC. transferable only on the share register of this corporation by the holder hereof, in person or by duly authorized attorney, upon surrender of this certificate properly endorsed or assigned. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation and the Bylaws of this corporation, a copy of each of which is on file at the office of this corporation, to all of which the holder of this certificate, by acceptance hereof, assents and agrees to be bound.
     Any stockholder may obtain from the principal office of the corporation, upon request and without charge, a statement of the number of shares constituting each class or series of stock and the designation thereof and a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.
     WITNESS the Seal of this corporation and the signatures of its duly authorized officers this ________ day of ________________, _____.

President	Treasurer

FOR VALUE RECEIVED _______________________________________________________________ HEREBY SELLS, ASSIGNS, AND TRANSFERS UNTO __________________________________________________________ (___________________) SHARES REPRESENTED BY THE WITHIN CERTIFICATE AND DOES HEREBY IRREVOCABLY CONSTITUTE AND APPOINT ________________________ ATTORNEY TO TRANSFER THE SAID SHARES ON THE SHARE REGISTER OF THE WITHIN NAMED CORPORATION WITH FULL POWER OF SUBSTITUTION IN THE PREMISES.
DATED ___________________

(Stockholder)

(Stockholder)
NOTICE:   THE SIGNATURE ON THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR UNDER THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED OR RESOLD UNLESS REGISTERED UNDER THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM THE REQUIREMENT FOR SUCH REGISTRATION IS AVAILABLE.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AS SET FORTH IN THAT CERTAIN SECURITIES PURCHASE AGREEMENT DATED AS OF MARCH 5, 2010 BY AND BETWEEN THE COMPANY AND THE HOLDER HEREOF, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY. A COPY OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICE.